Exhibit 99.1

FOR IMMEDIATE RELEASE

Investors contact:	Media contact:
Linda Snyder	Robert Schettino
408/588-8405	408/588-8179
Linda_snyder@hyperion.com	Robert_schettino@hyperion.com

HYPERION REPORTS RECORD FISCAL SECOND QUARTER
REVENUE AND EARNINGS

15% License Revenue Growth, 135% Increase in Net Income Highlight Quarter

Santa Clara, Calif., January 25, 2005 - Hyperion Solutions (Nasdaq: HYSL), the leading provider of Business Performance Management (BPM) software, today announced record financial results for its fiscal second quarter ended December 31, 2004.

     Total revenues for the quarter increased 13% to a record $177.0 million, compared to $156.1 million for the same period a year ago. Software license revenue increased 15% to $68.5 million, compared to $59.7 million for the same period a year ago, while maintenance and services revenue grew 12% to $108.5 million, compared to $96.4 million in the year-ago period.

     The company’s second-quarter net income, as reported in accordance with U.S. generally accepted accounting principles (GAAP), increased 135% to $15.6 million, the highest in the company’s history, or $0.38 per diluted share. This compares to net income of $6.6 million, or $0.16 per diluted share, for the second quarter of fiscal 2004.

     Second quarter non-GAAP pro forma net income increased 46% year-over-year to $20.4 million, or $0.50 per diluted share, excluding the impact of charges, net of related tax, for the amortization of purchased intangible assets, the amortization of deferred stock-based compensation, and restructuring costs, including the charge taken for the global headquarters relocation that occurred during the quarter. These results compare to non-GAAP pro forma net income of $14.0 million, or $0.35 per diluted share, for the second quarter of fiscal 2004.

     Hyperion’s balance sheet reflects cash and short-term investments totaling $405.0 million at December 31, 2004. This compares to $362.6 million in cash and short-term investments at September 30, 2004. Cash flow from operations for the quarter was $29.7 million. The company used cash of $2.3 million to repurchase stock during the quarter, as part of its $75 million stock repurchase program announced in May 2004. Days sales outstanding (DSO) improved two days to 68 days from year-ago levels.

     “Our second quarter was marked by record results, strong execution, and continued innovation,” said Godfrey R. Sullivan, Hyperion’s president and chief executive officer. “We generated record revenues, net income, and earnings per share. Demand for our market-leading solutions drove 15% license revenue growth over the same quarter last year and we achieved record pro forma operating

Hyperion Reports Record Fiscal Second Quarter Results	p. 2

margins of nearly 17% during the quarter. Hyperion Performance Suite had a break-out quarter, delivering license revenue growth of more than 50% from year-ago levels. This demonstrates the strong market demand in the Business Intelligence sector for our industry-leading management reporting solutions. In addition, our financial applications had another healthy quarter with double-digit year-over-year growth.”

     “It’s a very exciting time for the entire Hyperion team,” continued Mr. Sullivan. “We’re leveraging our management reporting solutions to reach beyond the finance department and into new areas of the enterprise. We’re in a great position to lead the next wave of Business Performance Management as we unify Business Intelligence and financial and analytical applications into our BPM System. Hyperion has never been stronger.”

Non-GAAP Financial Measures

     In analyzing its financial results, Hyperion has used non-GAAP pro forma financial measures (excluding adjustments, such as those relating to purchase accounting and restructuring costs) because they provide meaningful information regarding the company’s operational performance that excludes certain non-cash and non-recurring expenses. They also facilitate management’s internal comparisons to the company’s historical operating results and to competitors’ operating results. Wherever non-GAAP disclosures have been included in this press release, the company has reconciled them to the appropriate GAAP disclosures.

     The non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. Non-GAAP results should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

Reconciliation of GAAP to Pro Forma Q2 FY05 and Q2 FY04 Diluted Earnings Per Share

	Q2 FY05	Q2 FY04
GAAP Diluted Earnings Per Share	$0.38	$0.16
Plus:
Deferred maintenance revenue adjustment	—	0.02
Amortization of purchased intangible assets	0.05	0.04
Amortization of deferred stock-based compensation	0.01	0.03
Restructuring costs	0.12	0.09
Write-off of in-process research and development	—	0.06
Loss on debt redemption	—	0.02
Less: Income tax effect of pro forma adjustments	(0.06)	(0.07)

Non-GAAP Pro Forma Diluted Earnings Per Share	$0.50	$0.35

Hyperion Reports Record Fiscal Second Quarter Results	p. 3

Business Outlook

     Hyperion also reported today its outlook for the third quarter of fiscal 2005. On a GAAP basis, the company currently expects total revenues in the range of $173 million to $178 million and diluted earnings per share in the range of $0.35 to $0.40. This outlook assumes an effective tax rate of 35% and diluted shares outstanding of 42.0 million.

     Excluding the impact of the amortization of purchased intangible assets and the amortization of deferred stock-based compensation, the company expects diluted earnings per share on a non-GAAP pro forma basis for the third quarter in the range of $0.40 to $0.45.

     Reconciliation of GAAP to Pro Forma Diluted Earnings Per Share for Business Outlook

Projected Q3 FY05 GAAP Diluted Earnings Per Share	$0.35 - $0.40
Plus:
Amortization of purchased intangible assets	0.06
Amortization of deferred stock-based compensation	0.01
Less: Income tax effect of pro forma adjustments	(0.02)

Projected Q3 FY05 Non-GAAP Pro Forma Diluted Earnings Per Share	$0.40 - $0.45

Hyperion Acquires Razza Solutions

     In a separate press release today, Hyperion announced that it has acquired Razza Solutions of Austin, Texas, a privately held software company offering a solution for synchronizing master data management across BPM including Business Intelligence (BI) platforms, financial and analytical applications, and transaction systems. Terms of the transaction were not disclosed. Hyperion expects the impact on revenue and earnings will not be material.

Other Recent Developments

Other recent company developments include:

•	Won major customer contracts at AB Nynäs Petroleum (Sweden), Carl Zeiss AG (Germany), Carlson Companies, CoBank, HBOS (UK), Reed Elsevier (UK), Regus Group Plc (UK), Sanofi-Synthelabo Groupe (France), The School Board of Broward County, Social Security Administration, and the University of Alabama Birmingham Health System.

•	Shipped version 4.0 of its BPM suite of applications, offering a new process-oriented user interface that increases user productivity and is standardized across all suite products. It also includes the new Hyperion Workforce Planning module, which extends Hyperion Planning’s domain intelligence to support headcount and salary planning functionality.

Hyperion Reports Record Fiscal Second Quarter Results	p. 4

•	Shipped version 8.3 of Hyperion Performance Suite, a key development milestone in the company’s BI Platform roadmap. The new release combines financial and operational reporting and provides better support for SAP, deeper integration with other Hyperion products, and a new wizard-driven Dashboard Builder.

•	Broke the industry’s OLAP benchmark, the industry standard APB-1 benchmark, for the second consecutive year, proving Hyperion Essbase once again to be the fastest and most scalable enterprise analytic server on the market.

•	Announced that Mark Cochran has been appointed as vice president, general counsel and corporate secretary, replacing former general counsel, Russell Wayman, who retired in September 2004.

•	Launched the first-of-its-kind Drive Clean to Drive Change initiative, which aims to help clear the air by reimbursing employees $5,000 toward the purchase of cars achieving 45 miles per gallon or higher.

Conference Call and Webcast

     Hyperion’s executive management will host a conference call at 5:00 p.m. ET today to discuss these financial results. The conference call will be webcast live with access from the Investor Relations section of the Hyperion Web site at www.hyperion.com. A replay of the webcast will also be available from the company’s Web site.

About Hyperion

Hyperion is the global leader in Business Performance Management software. More than 10,000 customers — including 91 of the Fortune 100 — rely on Hyperion software to translate strategies into plans, monitor execution and provide insight to improve financial and operational performance. Hyperion combines the most complete set of interoperable applications with the leading Business Intelligence platform to support and create Business Performance Management solutions. A network of more than 600 partners provides the company’s innovative and specialized solutions and services.

Named one of the FORTUNE 100 Best Companies to Work For 2004, Hyperion employs approximately 2,500 people in 20 countries. Distributors represent Hyperion in an additional 25 countries. Headquartered in Santa Clara, California, Hyperion generated annual revenues of $622 million for the 12 months that ended June 30, 2004. Hyperion is traded under the Nasdaq symbol HYSL. For more information, please visit www.hyperion.com, www.hyperion.com/contactus or call 800 286 8000 (U.S. only).

Forward-Looking Statements

Statements in this press release other than statements of historical fact are forward-looking statements, including, but not limited to, statements concerning expected future financial results, the potential success of anticipated product offerings, the ability to expand the sale of products into new areas of the enterprise, and the potential market opportunities for business performance management software. Such statements constitute anticipated outcomes and do not assure results. Actual results may differ materially from those anticipated by the forward-looking statements due to a variety of factors, including, but not limited to the company’s failure to successfully drive increases in software license revenue (by both increasing sales of

Hyperion Reports Record Fiscal Second Quarter Results	p. 5

newer products, and limiting falloff of older product revenue), significant product quality problems, failure to successfully drive partner revenue, failure to continue the successful integration of the Brio business, significant strengthening of the dollar against key European currencies, the impact of competitive products and pricing, a decline in customer demand, and technological shifts. For a more detailed discussion of factors that could affect the company’s performance and cause actual results to differ materially from those anticipated in the forward-looking statements, interested parties should review the company’s filings with the Securities and Exchange Commission, including the report on Form 10-K filed on September 13, 2004, and the report on Form 10-Q filed on November 9, 2004. The company does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.

# # #

“Hyperion,” the Hyperion “H” logo and Hyperion’s product names are trademarks of Hyperion. References to other companies and their products use trademarks owned by the respective companies and are for reference purpose only.

Hyperion Solutions Corporation
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2004	2003	2004	2003
REVENUES
Software licenses	$68,524	$59,701	$125,948	$102,746
Maintenance and services	108,454	96,435	210,568	176,942

TOTAL REVENUES	176,978	156,136	336,516	279,688
COSTS AND EXPENSES
Cost of revenues:
Software licenses	4,063	3,408	7,355	6,467
Maintenance and services	39,877	37,045	77,218	67,506
Sales and marketing	64,644	58,255	123,377	100,697
Research and development	25,645	23,573	51,359	43,357
General and administrative	15,526	15,950	30,395	28,870
Restructuring charges	5,008	3,516	8,077	3,516
In-process research and development	—	2,300	—	2,300

TOTAL COSTS AND EXPENSES	154,763	144,047	297,781	252,713

OPERATING INCOME	22,215	12,089	38,735	26,975
Interest and other income	1,719	1,123	3,076	2,263
Interest and other expense	(11)	(420)	(23)	(1,072)
Loss on redemption of debt	—	(936)	—	(936)

INCOME BEFORE INCOME TAXES	23,923	11,856	41,788	27,230
Income tax provision	8,373	5,238	14,625	10,925

NET INCOME	$15,550	$6,618	$27,163	$16,305

Basic net income per share	$0.40	$0.17	$0.69	$0.44
Diluted net income per share	$0.38	$0.16	$0.67	$0.42
Shares used in computing basic net income per share	39,270	38,544	39,176	37,221
Shares used in computing diluted net income per share	40,898	40,166	40,757	38,976

Hyperion Solutions Corporation
Reconciliation of GAAP to Pro Forma Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended				Three Months Ended
	December 31, 2004				December 31, 2003
	GAAP			Pro Forma	GAAP			Pro Forma
	Results	Adjustments		Results	Results	Adjustments		Results
REVENUES
Software licenses	$68,524	$—		$68,524	$59,701	$—		$59,701
Maintenance and services	108,454	—		108,454	96,435	657	A	97,092

TOTAL REVENUES	176,978	—		176,978	156,136	657		156,793
COSTS AND EXPENSES
Cost of revenues:
Software licenses	4,063	(1,467)	B	2,596	3,408	(1,135)	B	2,273
Maintenance and services	39,877	(256)	B,C	39,621	37,045	(236)	B,C	36,809
Sales and marketing	64,644	(578)	B,C	64,066	58,255	(987)	B,C	57,268
Research and development	25,645	(80)	C	25,565	23,573	(238)	C	23,335
General and administrative	15,526	(111)	C	15,415	15,950	(329)	C	15,621
Restructuring charges	5,008	(5,008)	D	—	3,516	(3,516)	D	—
In-process research and development	—	—		—	2,300	(2,300)	E	—

TOTAL COSTS AND EXPENSES	154,763	(7,500)		147,263	144,047	(8,741)		135,306

OPERATING INCOME	22,215	7,500		29,715	12,089	9,398		21,487
Interest and other income	1,719	—		1,719	1,123	—		1,123
Interest and other expense	(11)	—		(11)	(420)	—		(420)
Loss on redemption of debt	—	—		—	(936)	936	F	—

INCOME BEFORE INCOME TAXES	23,923	7,500		31,423	11,856	10,334		22,190
Income tax provision	8,373	2,625	G	10,998	5,238	2,973	G	8,211

NET INCOME	$15,550	$4,875		$20,425	$6,618	$7,361		$13,979

Basic net income per share	$0.40			$0.52	$0.17			$0.36
Diluted net income per share	$0.38			$0.50	$0.16			$0.35
Shares used in computing basic net income per share	39,270			39,270	38,544			38,544
Shares used in computing diluted net income per share	40,898			40,898	40,166			40,166

Pro Forma Adjustments:

A) Impact of Brio deferred maintenance revenue write-down.

B) Amortization of acquired intangible assets, consisting of $1,467 in cost of software license revenue, $220 in cost of maintenance and services revenue and $380 in sales and marketing expense for the three months ended December 31, 2004. Amortization of acquired intangible assets, consisting of $1,135 in cost of software license revenue, $183 in cost of maintenance and services revenue and $333 in sales and marketing expense for the three months ended December 31, 2003.

C) Amortization of deferred stock-based compensation, consisting of $36 in cost of maintenance and services revenue, $198 in sales and marketing expense, $80 in research and development expense and $111 in general and administrative expense for the three months ended December 31, 2004. Amortization of deferred stock-based compensation, consisting of $53 in cost of maintenance and services revenue, $654 in sales and marketing expense, $238 in research and development expense and $329 in general and administrative expense for the three months ended December 31, 2003.

D) Restructuring charges.

E) In-process research and development write-off.

F) Loss on redemption of long-term debt.

G) Income tax effect of pro forma adjustments.

Hyperion Solutions Corporation
Reconciliation of GAAP to Pro Forma Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Six Months Ended				Six Months Ended
	December 31, 2004				December 31, 2003
	GAAP			Pro Forma	GAAP			Pro Forma
	Results	Adjustments		Results	Results	Adjustments		Results
REVENUES
Software licenses	$125,948	$—		$125,948	$102,746	$—		$102,746
Maintenance and services	210,568	194	A	210,762	176,942	657	A	177,599

TOTAL REVENUES	336,516	194		336,710	279,688	657		280,345
COSTS AND EXPENSES
Cost of revenues:
Software licenses	7,355	(2,886)	B	4,469	6,467	(1,324)	B	5,143
Maintenance and services	77,218	(513)	B, C	76,705	67,506	(244)	B, C	67,262
Sales and marketing	123,377	(1,392)	B, C	121,985	100,697	(1,058)	B, C	99,639
Research and development	51,359	(201)	C	51,158	43,357	(254)	C	43,103
General and administrative	30,395	(472)	C	29,923	28,870	(431)	C	28,439
Restructuring charges	8,077	(8,077)	D	—	3,516	(3,516)	D	—
In-process research and development	—	—		—	2,300	(2,300)	E	—

TOTAL COSTS AND EXPENSES	297,781	(13,541)		284,240	252,713	(9,127)		243,586

OPERATING INCOME	38,735	13,735		52,470	26,975	9,784		36,759
Interest and other income	3,076	—		3,076	2,263	—		2,263
Interest and other expense	(23)	—		(23)	(1,072)	—		(1,072)
Loss on redemption of debt	—	—		—	(936)	936	F	—

INCOME BEFORE INCOME TAXES	41,788	13,735		55,523	27,230	10,720		37,950
Income tax provision	14,625	4,807	G	19,432	10,925	3,115	G	14,040

NET INCOME	$27,163	$8,928		$36,091	$16,305	$7,605		$23,910

Basic net income per share	$0.69			$0.92	$0.44			$0.64
Diluted net income per share	$0.67			$0.89	$0.42			$0.61
Shares used in computing basic net income per share	39,176			39,176	37,221			37,221
Shares used in computing diluted net income per share	40,757			40,757	38,976			38,976

Pro Forma Adjustments:

A) Impact of Brio deferred maintenance revenue write-down.

B) Amortization of acquired intangible assets, consisting of $2,886 in cost of software license revenue, $440 in cost of maintenance and services revenue and $780 in sales and marketing expense for the six months ended December 31, 2004. Amortization of acquired intangible assets, consisting of $1,324 in cost of software license revenue, $183 in cost of maintenance and services revenue and $333 in sales and marketing expense for the six months ended December 31, 2003.

C) Amortization of deferred stock-based compensation, consisting of $73 in cost of maintenance and services revenue, $612 in sales and marketing expense, $201 in research and development expense and $472 in general and administrative expense for the six months ended December 31, 2004. Amortization of deferred stock-based compensation, consisting of $61 in cost of maintenance and services revenue, $725 in sales and marketing expense, $254 in research and development expense and $431 in general and administrative expense for the six months ended December 31, 2003

D) Restructuring charges.

E) In-process research and development write-off.

F) Loss on redemption of long-term debt.

G) Income tax effect of pro forma adjustments.

Hyperion Solutions Corporation
Consolidated Balance Sheets
(In thousands, except par value)

	December 31,	June 30,
	2004	2004
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$401,960	$365,181
Short-term investments	3,021	2,994
Accounts receivable, net of allowances of $9,021 and $8,758	133,380	133,491
Deferred income taxes	13,804	12,348
Prepaid expenses and other current assets	16,631	18,434

TOTAL CURRENT ASSETS	568,796	532,448
Property and equipment, net	75,528	72,020
Goodwill	141,153	139,952
Intangible assets, net	29,382	30,945
Deferred income taxes	26,010	24,279
Other assets	4,690	5,011

TOTAL ASSETS	$845,559	$804,655

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$64,678	$58,121
Accrued employee compensation and benefits	49,330	51,267
Income taxes payable	11,661	8,557
Deferred revenue	126,819	136,286
Other current liabilities	12,672	4,234

TOTAL CURRENT LIABILITIES	265,160	258,465
Other liabilities	25,367	26,619
Stockholders’ equity:
Preferred stock — $0.001 par value; 5,000 shares authorized; none issued	—	—
Common stock — $0.001 par value; 300,000 shares authorized; 39,855 and 39,408 shares issued and outstanding	40	39
Additional paid-in capital	465,572	434,584
Deferred stock-based compensation	(5,808)	(7,494)
Retained earnings	94,407	93,915
Accumulated other comprehensive gain (loss)	821	(1,473)

TOTAL STOCKHOLDERS’ EQUITY	555,032	519,571

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$845,559	$804,655

Hyperion Solutions Corporation
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended
	December 31,
	2004	2003
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$27,163	$16,305
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on redemption of debt	—	936
Loss on sale of assets	21	96
Depreciation and amortization	19,066	16,407
Provision for accounts receivable allowances	2,090	4,226
Deferred income taxes	(2,568)	334
Income tax benefit from exercise of stock options	9,977	3,310
In-process research and development	—	2,300
Changes in operating assets and liabilities:
Accounts receivable	2,988	(3,700)
Prepaid expenses and other current assets	2,599	(874)
Other assets	473	1,296
Accounts payable and accrued expenses	4,173	(6,027)
Accrued employee compensation and benefits	(3,560)	(5,713)
Income taxes payable	3,097	4,145
Deferred revenue	(12,720)	(13,526)
Other current liabilities	8,438	1,707
Other liabilities	(1,258)	(715)

Net cash provided by operating activities	59,979	20,507

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of investments	—	(2,104)
Proceeds from maturities of investments	—	25,434
Purchases of property and equipment	(14,794)	(8,756)
Proceeds from sale of property and equipment	45	47
Purchases of intangible assets	(2,647)	(971)
Payments for acquisitions, net of cash acquired	(3,104)	(6,494)

Net cash provided by (used in) investing activities	(20,500)	7,156

CASH FLOWS FROM FINANCING ACTIVITIES
Redemption of debt	—	(50,683)
Purchases of common stock	(37,470)	(91,967)
Proceeds from issuance of common stock	32,139	18,307

Net cash used in financing activities	(5,331)	(124,343)
Effect of exchange rate on cash and cash equivalents	2,631	4,086

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	36,779	(92,594)
Cash and cash equivalents at beginning of period	365,181	398,040

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$401,960	$305,446

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$17	$2,546
Cash paid for income taxes	$2,886	$3,068

Hyperion Solutions Corporation
Supplemental Financial Data
($ in thousands)
(Unaudited)

	Fiscal 2004								Fiscal 2005
													% Change	% Change
	Q1		Q2		Q3		Q4		Q1		Q2		over Q1 05	over Q2 04
Revenue Analysis
Software License Revenue	$43,045	35%	$59,701	38%	$65,108	39%	$72,242	41%	$57,424	36%	$68,524	39%	19%	15%
Maintenance and Services Revenue:
Maintenance Revenue	55,310	45%	68,243	44%	70,975	43%	70,338	40%	71,430	45%	75,183	42%	5%	10%
Consulting and Training Revenue	25,197	20%	28,192	18%	30,061	18%	33,788	19%	30,684	19%	33,271	19%	8%	18%

Total Maintenance and Services Revenue	80,507	65%	96,435	62%	101,036	61%	104,126	59%	102,114	64%	108,454	61%	6%	12%

Total Revenue	$123,552	100%	$156,136	100%	$166,144	100%	$176,368	100%	$159,538	100%	$176,978	100%	11%	13%

Revenue by Geography
Americas	$74,942	61%	$95,513	61%	$100,057	60%	$110,382	63%	$97,085	61%	$106,652	60%	10%	12%
EMEA	41,836	34%	49,839	32%	54,367	33%	53,738	30%	52,328	33%	57,910	33%	11%	16%
APAC	6,774	5%	10,784	7%	11,720	7%	12,248	7%	10,125	6%	12,416	7%	23%	15%

Total Revenue	$123,552	100%	$156,136	100%	$166,144	100%	$176,368	100%	$159,538	100%	$176,978	100%	11%	13%

Software License Revenue by Geography
Americas	$22,282	52%	$34,086	57%	$35,383	54%	$41,803	58%	$29,510	51%	$37,498	55%	27%	10%
EMEA	17,322	40%	19,809	33%	23,286	36%	23,813	33%	23,435	41%	25,018	37%	7%	26%
APAC	3,441	8%	5,806	10%	6,439	10%	6,626	9%	4,479	8%	6,008	9%	34%	3%

Total Software License Revenue	$43,045	100%	$59,701	100%	$65,108	100%	$72,242	100%	$57,424	100%	$68,524	100%	19%	15%

Software License Revenue by Channel
Direct	$32,504	76%	$47,475	80%	$46,278	71%	$57,246	79%	$41,930	73%	$50,978	74%	22%	7%
Indirect	10,541	24%	12,226	20%	18,830	29%	14,996	21%	15,494	27%	17,546	26%	13%	44%

Total Software License Revenue	$43,045	100%	$59,701	100%	$65,108	100%	$72,242	100%	$57,424	100%	$68,524	100%	19%	15%

Transaction and Customer Information
Average Selling Price	$139		$116		$122		$133		$110		$119		8%	3%
Number of Software Transactions > 500	14		11		20		17		15		18		20%	64%
Number of New Customers	127		155		202		278		274		282		3%	82%
Percentage of License Revenue from New Customers	42%		26%		24%		19%		36%		26%		-28%	0%

Selected Balance Sheet and Cash Flow Information
Cash, Cash Equivalents and Short-Term Investments	$408,522		$314,507		$338,654		$368,175		$362,551		$404,981		12%	29%
Cash Flow from Operations	$14,727		$5,780		$38,196		$27,758		$30,320		$29,659		-2%	413%
Redemption of Convertible Notes	$—		$50,683		$—		$—		$—		$—		N/A	N/A
Repurchases of Common Stock	$26,027		$65,940		$32,975		$6,103		$35,183		$2,287		-93%	-97%
Days Sales Outstanding	64		70		62		68		63		68		8%	-3%

Headcount
Quota-Carrying Sales Representatives (A)	218		276		285		298		305		297		-3%	8%

Americas Headcount	1,560	71%	1,797	70%	1,789	71%	1,752	70%	1,704	69%	1,702	68%	0%	-5%
EMEA Headcount	543	25%	601	24%	575	23%	568	23%	572	23%	589	24%	3%	-2%
APAC Headcount	108	5%	155	6%	173	7%	185	7%	209	8%	205	8%	-2%	32%

Total Company Headcount	2,211	100%	2,553	100%	2,537	100%	2,505	100%	2,485	100%	2,496	100%	0%	-2%

(A) All quarters have been adjusted to include EMEA telesales reps.